FORM OF AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of ________, 1999, between The Victory Portfolios, a Delaware business trust ("Victory"), on behalf of Victory Ohio Municipal Bond Fund, a segregated portfolio of assets ("series") thereof ("Acquiring Fund"), and Gradison McDonald Municipal Custodian Trust (operating through a single series, Gradison Ohio Tax-Free Income Fund), an Ohio business trust ("Target"). (Acquiring Fund and Target are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Victory and Target are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.")

         All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by Acquiring Fund are made or shall be taken or undertaken by Victory on its behalf.

         This Agreement is intended to be, and is adopted as, a plan of a reorganization described in section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Code"). The reorganization will consist of the transfer to Acquiring Fund of all of Target's assets in exchange solely for Class G voting shares of beneficial interest in Acquiring Fund ("Acquiring Fund Shares") and the assumption by Acquiring Fund of Target's liabilities, followed by the distribution of Acquiring Fund Shares pro rata to the holders of shares of beneficial interest in Target ("Target Shares") in liquidation of Target, all upon the terms and conditions set forth in this Agreement. All such transactions are referred to herein collectively as the "Reorganization."

         Acquiring Fund's shares currently are divided into two classes, designated Class A and Class G shares. Class G has been established but its shares will not be sold until the Effective Time (as defined in paragraph 3.1).

         In consideration of the mutual promises herein, the parties covenant and agree as follows:


1.       PLAN OF REORGANIZATION AND TERMINATION OF TARGET

         1.1. At the Effective Time (as defined in paragraph 3.1), Target agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. Acquiring Fund agrees in exchange therefor --

          (a) to issue and deliver to Target the number of full and fractional Acquiring Fund Shares determined by dividing the net value of Target (computed as set forth in paragraph 2.1) by the NAV (computed as set forth in paragraph 2.2) of an Acquiring Fund Share; and

          (b) to assume all of Target's liabilities described in paragraph 1.3 ("Liabilities").

         1.2. The Assets  shall  include,  without  limitation,  all cash,  cash
equivalents,   securities,   receivables   (including   interest  and  dividends
receivable),  claims and  rights of  action,  rights to  regis-

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ter shares under applicable  securities  laws,  books and records,  deferred and prepaid expenses shown as assets on Target's books, and other property owned by Target at the Effective Time.

         1.3. The Liabilities shall include (except as otherwise provided herein) all of Target's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement, including without limitation Target's share of the expenses described in paragraph 7.2 and the liabilities to which the Transferred Assets are subject. Notwithstanding the foregoing, Target agrees to use its best efforts to discharge all of its known Liabilities prior to the Effective Time.

         1.4. At or immediately before the Effective Time, Target shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain, if any, for the current taxable year through the Effective Time.

         1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall constructively distribute the Acquiring Fund Shares received by it pursuant to paragraph 1.1 to Target's shareholders of record, determined as of the Effective Time (collectively "Shareholders" and individually a "Shareholder"), in exchange for their Target Shares and in liquidation of Target. To accomplish this distribution, the Acquiring Fund's transfer agent ("Transfer Agent") shall open accounts on Acquiring Fund's share transfer books in the Shareholders' names and transfer such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder. All outstanding Target Shares, including any represented by certificates, shall simultaneously be canceled on Target's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with the Reorganization. However, certificates representing Target Fund Shares shall represent Acquiring Fund Shares after the Reorganization.

         1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, Target shall be terminated and any further actions shall be taken in connection therewith as required by applicable law. Target shall file such instruments and shall take all other steps necessary to effect a complete liquidation and dissolution of Target.

         1.7. Any reporting responsibility of Target to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

         1.8. Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target's books of the Target Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.


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


2.       VALUATION

         2.1. For purposes of paragraph 1.1(a), Target's net value shall be (a) the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in Target's then-current prospectus and statement of additional information less (b) the amount of the Liabilities as of the Valuation Time.

         2.2. For purposes of paragraph 1.1(a), the NAV of an Acquiring Fund Share shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current prospectus and statement of additional information.

         2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Key Asset Management Inc.


3.       CLOSING AND EFFECTIVE TIME

         3.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Funds' principal office on March __, 1999, or at such other place and/or on such other date upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time upon which the parties may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the net value of Target and the NAV per Acquiring Fund Share is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

         3.2. Target shall deliver to Victory at the Closing a schedule of the Assets as of the Effective Time, which shall set forth for all portfolio securities included therein their adjusted tax bases and holding periods by lot. Target's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

         3.3. The Transfer Agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Victory shall issue and deliver a confirmation to Target evidencing the Acquiring Fund Shares to be credited to Target at the Effective Time or provide evidence satisfactory to Target that such Acquiring Fund Shares have been credited to Target's account on Acquiring Fund's books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.


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


         3.4. Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct in all material respects at the Effective Time, with the same force and effect on it made on and as at the Effective Time, except as they may be affected by the transactions contemplated by this Agreement.


4.       REPRESENTATIONS AND WARRANTIES

          4.1. Target represents and warrants as follows:

               4.1.1. Target is operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares, it is duly organized, validly existing, and in good standing under the laws of the State of Ohio; and a copy of its Declaration of Trust is on file with the Secretary of the State of Ohio;

               4.1.2. Target is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended (The "1940 Act"), and such registration will be in full force and effect at the Effective Time;

               4.1.3. At the Closing, Target will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

               4.1.4. Acquiring Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

               4.1.5. Target's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               4.1.6. Target is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Ohio law or any provision of Target's Declaration of Trust or By-Laws or of any agreement, instrument, lease, or other undertaking to which Target is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target is a party or by which it is bound, except as previously disclosed in writing to and accepted by Victory;

               4.1.7. Except as otherwise disclosed in writing to and accepted by Victory, all material contracts and other commitments of or applicable to Target (other than this


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          Agreement and investment contracts, including options and futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Target thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or omitted to be taken by any other party thereto prior to the Closing;

               4.1.8. Except as otherwise disclosed in writing to and accepted by Victory, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Target's knowledge) threatened against Target or any of its properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; Target knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

               4.1.9. The execution, delivery, and performance of this Agreement has been duly authorized as of the date hereof by all necessary action on the part of Target's board of trustees, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to approval by Target's shareholders and receipt of any necessary exemptive relief or no-action assurances requested from the Securities and Exchange Commission ("SEC") or its staff with respect to Sections 17(a) and 17(d) of the 1940 Act, this Agreement will constitute a valid and legally binding obligation of Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

               4.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Target's shareholders;

               4.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by Target, except for (a) the filing with the SEC of a registration statement by Victory on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), (b) receipt of the exemptive relief referenced in subparagraph 4.1.9, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

               4.1.12. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not


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


          contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Victory for use therein;

               4.1.13. The Liabilities were incurred by Target in the ordinary course of its business and are associated with the Assets;

               4.1.14. Target is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested all times through the Effective Time in a manner that ensures compliance with the foregoing); it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and it has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payments of any excise tax imposed for any such year;

               4.1.15. There is no plan or intention by Shareholders who own 5% or more of Target Shares, and to the best of the knowledge of the management of Target, there is no plan or intention on the part of the remaining Shareholders to redeem or otherwise sell to Acquiring Fund or Victory any Acquiring Fund Shares received in the Reorganization. Target's management does not anticipate dispositions of Acquiring Fund Shares at the time or soon after the Reorganization to exceed the usual rate and frequency of redemptions of Target Shares in the ordinary course of its operation as a series of an open-end investment company. Consequently, Target's management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de miminis;

               4.1.16. Target is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

               4.1.17. Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

               4.1.18. Target will, pursuant to this Agreement, distribute, in liquidation of Target, the Acquiring Fund Shares it receives in the Reorganization as soon as reasonably practicable after the Reorganization. Each Shareholder will receive solely Acquiring Fund Shares in exchange for its Target Shares. Target will receive solely Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities in exchange for the Assets it transfers to Acquiring Fund. None of the compensation received by any Shareholder that is an employee or a direct or indirect provider of investment advisory or



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


          administrative services to Target ("Shareholder/Service Provider") (if any) will be separate consideration for, or allocable to, any of its Target Shares; none of the Acquiring Fund Shares received by any Shareholder/Service Provider (if any) will be separate consideration for, or allocable to, any employment agreement or any investment advisory services provided to Target; and the compensation paid to any Shareholder/Service Provider (if any) will be for services actually rendered and will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services;

               4.1.19. As of the Effective Time, Target will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Target Shares; and

               4.1.20.   Target  will  be   terminated  as  soon  as  reasonably
          practicable after the Reorganization.

          4.2. Acquiring Fund represents and warrants as follows:

               4.2.1. Victory is a business trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware; and a copy of its Certificate of Trust is on file with the Secretary of the State of Delaware;

               4.2.2 Victory is duly registered as an open-end management investment company under the 1940 Act, and such registration will be in full force and effect at the Effective Time;

               4.2.3. Acquiring Fund is a duly established and designated series of Victory;

               4.2.4. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

               4.2.5. The Acquiring Fund Shares to be issued and delivered to Target hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable by Victory (except as disclosed in Victory's then-current prospectus and statement of additional information). Except as contemplated by this Agreement, Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares;

               4.2.6. Acquiring Fund's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to


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


          make the statements therein, in light of the circumstances under which they were made, not misleading;

               4.2.7. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Delaware law or any provision of Victory's Certificate of Trust or Trust Instrument or By-Laws or of any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Target;

               4.2.8. Except as otherwise disclosed in writing to and accepted by Target, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Acquiring Fund's knowledge) threatened against Victory with respect to Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

               4.2.9. The execution, delivery, and performance of this Agreement has been duly authorized as of the date hereof by all necessary action on the part of Victory's board of trustees, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to receipt of any necessary exemptive relief or no-action assurances requested from the SEC or its staff with respect to Sections 17(a) and 17(d) of the 1940 Act, this Agreement will constitute a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

               4.2.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, or the 1940 Act for the execution or performance of this Agreement by Victory, except for (a) the filing with the SEC of the Registration Statement and a post-effective amendment to Trust's registration statement on Form N-1A, (b) receipt of the exemptive relief referenced in subparagraph 4.2.9, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

               4.2.11. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not


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


          contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Target for use therein;

               4.2.12. Acquiring Fund is a "fund" as defined in Section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

               4.2.13. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, other than in the ordinary course of its business as an open-end investment company or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

               4.2.14. Following the Reorganization Acquiring Fund (a) will actively continue Target's "historic business" in substantially the same manner that Target conducted that business immediately before the Reorganization, (b) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its status as a RIC, although in the ordinary course of its business Acquiring Fund will continuously review its investment portfolio (as the Target did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, and (c) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

               4.2.15. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business trust or corporation or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization;

               4.2.16. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

               4.2.17. Acquiring Fund does not own, directly or indirectly, nor at the Effective Time will it own, directly or indirectly, nor has it owned, directly or indirectly, at any time during the past five years, any shares of Target; and

               4.2.18. Acquiring Fund's management does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization.

         4.3.     Each Fund represents and warrants as follows:

               4.3.1. The aggregate fair market value of the Acquiring Fund Shares received by each Shareholder, when so received, will be approximately equal to the aggregate fair market value of the Target Shares exchanged therefor;

               4.3.2.  Immediately following consummation of the Reorganization,
          Acquiring Fund will hold substantially the same assets and be subject to substantially the same liabilities that Target held or was subject to immediately prior thereto (in addition to the assets and liabilities Acquiring Fund then holds or is subject to), plus any liabilities and expenses of the parties incurred in connection with the Reorganization;

               4.3.3. The fair market value of the Assets will on a going concern basis equal or exceed the Liabilities;

               4.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

               4.3.5. Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Target immediately before the Reorganization. For purposes of this representation, amounts paid by Target to dissenters, amounts used by Target to pay its Reorganization expenses, amounts paid by Target to Shareholders who receive cash or other property, and all redemptions (except for redemptions occurring in the ordinary course of Target's business as an open-end investment company) and distributions (except for distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under Section 4982 of the
          Code) made by Target immediately preceding the Reorganization will be included as assets thereof held immediately before the Reorganization;

               4.3.6. Any amounts payable to Shareholders who seek redemption of their Target shares, and all other amounts payable to Shareholders, including amounts due as a result of the declaration of a dividend or other distribution, will be paid by Target and not by Acquiring Fund; and

               4.3.7. The Shareholders will pay their expenses, if any, incurred in connection with the Reorganization. The Acquiring Fund will pay or assume only those expenses of the Target that are solely and directly related to the Reorganization in accordance with the guidelines established in Rev. Rul. 73-54, 1073-1 C.B. 187.


5.       COVENANTS

         5.1. Each Fund covenants to operate its respective business in the ordinary course between the date hereof and the Closing, it being understood that (a) such ordinary course will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by each Fund's normal business activities and (b) each Fund will retain exclusive control of the composition of its portfolio until the Closing; provided that Target shall not dispose of more than an insignificant portion of its historic business assets during such period without Acquiring Fund's prior consent.

         5.2. Target covenants to call a special meeting of shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby.

         5.3. Target covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

         5.4. Target covenants that it will assist Victory in obtaining such information as Victory reasonably requests concerning the beneficial ownership of Target Shares.

         5.5. Target covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Victory at the Closing.

         5.6. Each Fund covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal securities laws.

         5.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

         5.8. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such state securities laws it may deem appropriate in order to continue its operations after the Effective Time.

         5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.


6.       CONDITIONS PRECEDENT

         Each Fund's obligations hereunder shall be subject to (a) performance by the other Fund of all the obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

         6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Investment Company's board of trustees and shall have been approved by Target's shareholders in accordance with applicable law.

         6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Fund may for itself waive any of such conditions.

         6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

         6.4. Target shall have received an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to Victory, substantially to the effect that:

          6.4.1. Acquiring Fund is a duly established series of Victory, a business trust duly organized and validly existing under the laws of the State of Delaware with power under its Trust Instrument to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

          6.4.2. This Agreement (a) has been duly authorized, executed, and delivered by Victory on behalf of Acquiring Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Target, is a valid and legally binding obligation of Victory with respect to Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          6.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized and validly issued and outstanding and fully paid and non-assessable (except as disclosed in New Trust's then-current prospectus and statement of additional information);

          6.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Victory's Trust Instrument or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Victory (with respect to Acquiring Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Victory (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Target;

          6.4.5. To the knowledge of such counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Victory on behalf of Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities laws;

          6.4.6. Victory is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.4.7. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Victory (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and (b) Victory (with respect to Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Target.

In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel,
(ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, and (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and the Reorganization; and (v) rely on certificates of officers or trustees of Victory, in each case reasonably acceptable to Target.

         6.5. Victory shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Target, substantially to the effect that:

          6.5.1. Target is a business trust duly organized and validly existing under the laws of the State of Ohio with power under its Declaration of Trust to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

          6.5.2. This Agreement (a) has been duly authorized, executed, and delivered by Target and (b) assuming due authorization, execution, and delivery of this Agreement by Victory on behalf of Acquiring Fund, is a valid and legally binding obligation of Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          6.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Target's Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Target is a party or by which it is bound or (to
     the  knowledge  of  such  counsel,   without  any  independent  inquiry  or
     investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Victory;

          6.5.4 To the knowledge of such counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Target of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities laws;

          6.5.5. Target is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.5.6. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Target or any of its properties or assets attributable or allocable to Target and (b) Target is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Victory.

In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Ohio, on an opinion of competent Ohio counsel, (ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and the Reorganization, and (v) rely on certificates of officers or trustees of Target; in each case reasonably acceptable to Victory.

         6.6. Each Investment Company shall have received an opinion of Kramer Levin Naftalis & Frankel LLP addressed to and in form and substance satisfactory to it, as to the federal income tax consequences of the Reorganization ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (and/or in separate letters addressed to such counsel) and each Fund's separate covenants. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          6.6.1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          6.6.2. No gain or loss will be recognized by Target on the transfer to Acquiring Fund of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in liquidation of Target;

          6.6.3. No gain or loss will be recognized by Acquiring Fund on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

          6.6.4. Acquiring Fund's adjusted tax basis in the Assets will be equal to the basis thereof in Target's hands immediately before the Reorganization, and Acquiring Fund's holding period for the Assets will include Target's holding period therefor;

          6.6.5. A Shareholder will recognize no gain or loss on the exchange of its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

          6.6.6. A Shareholder's aggregate tax basis in the Acquiring Fund Shares received by it in the Reorganization will equal its aggregate tax basis in its Target Shares surrendered in exchange therefor, and its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares, provided such Target Shares are held as capital assets by the Shareholder at the Effective Time.

         At any time before the Closing, (a) Acquiring Fund may waive any of the foregoing conditions if, in the judgment of Victory's board of trustees, such waiver will not have a material adverse effect on its shareholders' interests, and (b) Target may waive any of the foregoing conditions if, in the judgment of Target's board of trustees, such waiver will not have a material adverse effect on the Shareholders' interests.


7.  BROKERAGE FEES AND EXPENSES

         7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         7.2. Each Fund will be responsible for its own expenses incurred in connection with the Reorganization.


8.       ENTIRE AGREEMENT; SURVIVAL

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.


9.       TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Target's shareholders:

         9.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before April 30, 1999; or

         9.2.  By the parties' mutual agreement.

In the event of termination under paragraphs 9.1.(c) or 9.2, there shall be no liability for damages on the part of either Fund, or the trustees or officers of either Investment Company, to the other Fund.


10.      AMENDMENT

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.


11.      MISCELLANEOUS

         11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         11.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.3. The parties acknowledge that each Investment Company is a business trust. Notice is hereby given that this instrument is executed on behalf of each Investment Company's trustees solely in their capacity as trustees, and not individually, and that each Investment Company's obligations under this instrument are not binding on or enforceable against any of its trustees, officers, or shareholders, but are only binding on and enforceable against the respective Funds' assets and property. Each Fund agrees that, in asserting any rights or claims under this Agreement, it shall look only to the other Fund's assets and property in settlement of such rights or claims and not to such trustees or shareholders.

         11.4. Victory agrees to indemnify and hold harmless each trustee of Target at the time of the execution of this Agreement, whether or not such person is or becomes a trustee of Victory subsequent to the Reorganization, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such trustee in connection with any claim that is asserted against such trustee arising out of such person's service as a trustee of Target, provided that such indemnification shall be limited to the full extent of the indemnification that is available to the trustees of Victory pursuant to the provisions of Victory's Trust Instrument and applicable law.

         11.5 For the period beginning at the time of the Reorganization and ending not less than three years thereafter, Victory shall provide for a liability policy covering the actions of each trustee of Target at the time of the execution of this Agreement for the period they served as such, which may be accomplished by causing such persons to be added as insured under the liability policy of Victory.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized officer.

ATTEST:                                   GRADISON McDONALD MUNICIPAL
                                          CUSTODIAN TRUST

______________________


______________________                      By: _______________________
        Secretary                                 Vice President


ATTEST:                                     THE VICTORY PORTFOLIOS
                                            on behalf of its series,
                                            VICTORY OHIO MUNICIPAL BOND FUND
______________________

                                             By:______________________
______________________
        Secretary                                 Vice President